EXHIBIT 10.4
                                  DEED OF TRUST

THIS INDENTURE, Made this 19th day of October, 2000, between New Allied Development Corporation, a Colorado Corporation, whose address is C/O Michael Romero, Esq. 303 E. 17th Ave. Suite 1000, Denver, Colorado 80203, hereinafter referred to as Grantor, and the Public Trustee of the County of El Paso, State of Colorado, hereinafter referred to as Public Trustee,

WITNESSETH, THAT, WHEREAS, Grantor has executed a certain Pledge Agreement, dated February 15, 2000, which Pledge Agreement reflects the obligation of Grantor to the Beneficiary hereunder in which the Grantor has agreed to pay the principal sum of One Hundred Fifty Four Thousand Six Hundred, Twenty Four and 55/100 Dollars, plus such additional advances as may be made from time to time from the Beneficiary, for the benefit of Pendleton, Friedberg, Wilson & Hennessey, P.C. (the "Beneficiary") whose address is 303 E. 17th Ave, Suite 1000, Denver, Colorado, 80203, pursuant to the terms of such Pledge Agreement, which is incorporated by reference herein.

     AND WHEREAS, the Grantor is desirous of securing those payments as required under the Pledge Agreement of the principal and interest as set forth therein, in whose hands soever the said Pledge Agreement may be.

     NOW THEREFORE, the Grantor, in consideration of the premises and for the purpose aforesaid, does hereby grant, bargain, sell and convey unto the said Public Trustee in trust forever, the following described property, situate in the County of El Paso, State of Colorado, (hereinafter referred to as the "Property") to wit:

     SEE EXHIBIT A, ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN.

     TO HAVE AND TO HOLD the same, together with all and singular the privileges and appurtenances thereunto belonging: In trust nevertheless, that in case of default in the payment of the obligation under the Pledge Agreement, or in the payment of the interest thereon according to the tenor and effect of said Pledge Agreement, or in the payment of any prior encumbrances, principal or interest, if any, or in case default shall be made in or in case of violation or breach of any of the terms, conditions, covenants or agreements herein contained, the beneficiary hereunder or the legal holder of the indebtedness secured hereby may declare a violation of any of the covenants herein contained and may elect to advertise said property for sale, and demand such sale by filing a notice of election and demand for sale with the Public Trustee. Upon receipt of such notice of election and demand for sale, the Public Trustee shall cause a copy of the same to be recorded in the recorder's office of the county in which said property is situated. The Public Trustee shall then give public notice of the time and place of sale by advertisement to be published for four weeks (once each week for five successive weeks) in some newspaper of general circulation at that time published in the county or counties in which said property is located. A copy of such notice shall be mailed within ten days after the date of the first publication thereof to the grantor at the address given herein, to such persons appearing to have acquired a subsequent record interest in said property at the address given in the recorded instrument, and to any other persons as may be provided by law. It shall and may then be lawful for the Public Trustee to sell said property for the highest and best price the same will bring in cash and to dispose of the same (en masse or in separate parcels, as the said Public Trustee may think best), together with all the right, title and interest of the grantor therein, at public auction at any place as may be specified by statute and designated in the notice of sale. The Public Trustee shall make and give to the purchaser of such property at such sale, a certificate in writing containing; a description of such purchaser property purchased; the sum paid therefor; a statement that said purchaser shall be entitled to a deed therefor, unless the same shall be redeemed as is provided by law; and in the event of a continuance of the sale, a recital that the sale was duly continued. The Public Trustee shall, upon demand by the person holding the said certificate of purchase, when said demand is made or upon demand by the person entitled to a deed to and for the property purchased at the time such demand is made, the time for redemption having expired, make and execute to such person a deed to the said property purchased. Said deed shall be in the ordinary form of a conveyance, and shall be signed, acknowledged and delivered by the said Public Trustee and shall confirm the foreclosure sale and sell and convey to such person entitled to such deed, the property purchased as aforesaid and all the right, title, interest, benefit and equity of redemption of the grantor therein. The Public Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges and costs of making said sale, pay to the beneficiary hereunder or the legal holder of said Pledge Agreement, the principal and interest due pursuant to the terms thereof, according to the tenor and effect thereof, and all moneys advanced by such beneficiary or legal holder of said Pledge Agreement for insurance, taxes and assessments, with interest thereon at such rate as may be set out in the Pledge Agreement, rendering the overplus, if any, unto those persons entitled thereto as a matter of law. Said sale and said deed so made shall be a perpetual bar, both in law and equity, against the grantor and all other persons claiming the said property, or any part thereof, by, from, through or under the grantor. The holder of said Pledge Agreement may purchase said property or any part thereof; and it shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

     And the Grantor covenants and agrees to and with the Public Trustee, that at the time of the ensealing of and delivery of these presents it is well seized of the said land and tenements in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the same in the manner and form as aforesaid; hereby fully and absolutely waiving and releasing all rights and claims he may have in or to said lands, tenements, and property as a Homestead Exemption, or other exemption, under and by virtue of any act of the General Assembly of the State of Colorado, or as any exemption under and by virtue of any act of the United States Congress, now existing or which may hereafter be passed in relation thereto and that the same are free and clear of all liens and encumbrances whatever, except those matters of public record, such as easements or similar recordations, over which Grantor has no control, and the above bargained property in the quiet and peaceable possession of the Public Trustee, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, the grantor shall and will Warrant and Forever Defend.

     Until payment in full of the indebtedness, the Grantor shall timely pay all taxes and assessments levied on the property; any and all amounts due on account of principal and interest or other sums on any senior encumbrances, if any; and will keep all improvements that may be on said lands insured against any casualty loss, including extended coverage, in a company or companies meeting the net worth requirements of the beneficiary hereof in an amount which will yield to the holder of the indebtedness, after reduction by co-insurance provisions of the policy, if any, not less than the then total indebtedness. Each policy shall contain a loss payable clause naming the beneficiary as mortgagee and shall further provide that the insurance may not be canceled upon less than ten days written notice to the beneficiary. At the option of the beneficiary, the original policy or policies of insurance shall be delivered to the beneficiary as further security for the indebtedness. Should the grantor fail to insure and deliver the policies or to pay taxes or assessments as the same fall due, or to pay any amounts payable upon senior encumbrances, if any, the beneficiary may make any such payments or procure any such insurance, and all monies so paid with interest thereon at the rate as established by the Pledge Agreement shall be added to and become a part of the indebtedness secured by this Deed of Trust and may be paid out of the proceeds of the sale of the property if not paid by the Grantor. In addition, and at its option, the beneficiary may declare the indebtedness secured hereby and this Deed of Trust to be in default for failure to procure insurance or make any of the payments required by this paragraph.

     If all or any part of the property or an interest therein is sold or transferred by the Grantor without beneficiary's prior written consent, excluding the creation of a lien or encumbrance subordinate to this Deed of Trust, Beneficiary may, at Beneficiary's option, declare all the sums secured by this Deed of Trust to be immediately due and payable. Beneficiary shall have waived such option to accelerate if, prior to the sale or transfer, beneficiary and the person to whom the property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to beneficiary and that the interest payable on the sums secured by this Deed of Trust shall be at such rate as beneficiary shall request.

     At a date 18 months from the date of the recording of this Deed of Trust in the public records of El Paso County, Colorado, Beneficiary may, at Beneficiary's option, commence foreclosure proceedings to enforce the terms of this Deed of Trust, PROVIDED HOWEVER, that in the event the Grantor has a bona fide third party offer for the sale of the Property, the date for commencing a foreclosure shall be extended to the Closing Date under the terms of the Contract or Agreement entered into between the Grantor and the proposed Purchaser.

     In furtherance of the obligations, the Grantor shall use its best business judgment in listing the Property for sale, at a price and under such terms as the Grantor deems appropriate, PROVIDED HOWEVER, that such price and terms shall be of a nature that the net sales proceeds from a sale will be sufficient, at a minimum, to satisfy the obligation owed under the Pledge Agreement to the Grantor.

     AND THAT IN CASE OF ANY DEFAULT whereby the right of foreclosure occurs hereunder, the holder of said Pledge Agreement or certificate of purchase shall at once become entitled to the possession, use and enjoyment of the property aforesaid, and to the rents, issues and profits thereof, from the accruing of such right and during the pendency of foreclosure proceedings and the period of redemption, if any there be: and such possession shall at once be delivered to the holder of said note or certificate of purchase on request, and on refusal, the delivery of such possession may be enforced by the holder of said Pledge Agreement or certificate of purchase by any appropriate civil suit or proceeding, and the holder of said Pledge Agreement or certificate of purchase, or any thereof, shall be entitled to a Receiver for said property, and of the rents, issues and profits thereof, after such default, including the time covered by foreclosure proceedings and the period of redemption, if any there be, and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of the grantor or of the then owner of said property and without regard to the value thereof, and such Receiver may be appointed by any court of competent jurisdiction upon ex parte application and without notice - notice being hereby expressly waived - and all rents, issues and profits, income and revenue therefrom shall be applied by such Receiver to the payment of the indebtedness hereby secured, according to the law and the orders and directions of the court.

     AND, that in case of default in any of said payments, according to the tenor and effect of said Pledge Agreement, or of a breach or violation of any of the covenants or agreements herein, by the grantor, then and in that case the whole of said principal sum hereby secured and the interest thereon to the time of the sale may at once, at the option of the legal holder thereof, become due and payable, and the said property be sold in the manner and with the same effect as if said indebtedness had matured, and that if foreclosure be made by the Public Trustee, reasonable attorney's fee for services in the supervision of said foreclosure proceedings shall be allowed by the Public Trustee as a part of the cost of foreclosure, and if foreclosure be made through the courts a reasonable attorney's fee shall be taxed by the court as a part of the cost of such foreclosure proceedings.

     It Is Further Understood and Agreed, that if a release of this deed of trust is required, the Grantor will pay the expense thereof; that all the covenants and agreements herein contained shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto; and that the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

Executed on October 19, 2000.

ATTEST:  /s/ Judy Nation                             NEW ALLIED DEVELOPMENT
         --------------------                        CORPORATION
         Secretary


(SEAL)                                               /s/ Erica Hull
                                                     ---------------------------
                                                     Erica Hull, President

State of Colorado          )
                           ) ss.
County of El Paso          )

     The foregoing instrument was acknowledged before me this 19th day of October, 2000 by Erica Hull, President of New Allied Development Corporation.

Witness my hand and seal.


My commission expires:  11-05-2001                  Mary Ann C. Kalina
                                                    ----------------------------
                                                    Notary Public